EXHIBIT 16

Lord Abbett Research Fund - Mid-Cap Series
Post Effective Amendment No. 14

Results of a $1,000 investment in Class A shares reflecting net asset value and the reinvestment of all distributions for:

                          Year Ending November 30, 1997

         Life of Fund*                                One Year
         -------------                                --------

         P(1+T)^n  =  ERV                             P(1+T)^n  =  ERV

         WHERE:                                       WHERE:
                1,677                                        1,289

         N =    2.334  N = 1

         P = $ 1,000   P = $ 1,000

         ERV = $1,677  ERV = $1,289

                         T = Average annual total return

         1000(1+T)^2.334  =  $1,677                   1000(1+T)^1  =  $1,289

         (1 + T)^2.334  =  1,677                      (1 + T)  = 1,289
                          -----                                  -----
                          1,000                                  1,000

         (1+T) =        (1.677)^0.4285                T =  1,289  -1
                        -------                           ------
                        (1000)                            (1000)

             T = (1,677)^0.4285
                 -------
                 (1,000)  -1

         T =    24.80% T = 28.90%

*  The Series Class A shares commenced operations 8/1/95